Exhibit 99.3


                            ANB FINANCIAL CORPORATION
  Annual Meeting of Shareholders -- ________ __, 1996 at 1:00 p.m., Local Time
           This Proxy is Solicited on Behalf of the Board of Directors

P R O X Y

The undersigned shareholder of ANB Financial Corporation ("ANB") hereby appoints Craig D. Eerkes and Richard C. Emery, the proxies of the undersigned (each with power of substitution and with power to act alone and with all powers the undersigned would possess if personally present) to vote at the Annual Meeting of Shareholders of ANB to be held on ________ __, 1996, and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of ANB which the undersigned would be entitled to vote on the following proposals more fully described in the Proxy Statement/Prospectus dated ________ __, 1996 for the Meeting in the manner specified and in the discretion of the named proxies or any other business that may properly come before the Meeting.


Please indicate on the reverse side of this card how your stock is to be voted. Unless you specifically direct otherwise, the shares represented by this proxy will be voted "FOR" proposals (1) and (2). Unless each of proposal (1) and proposal (2) are approved by the shareholders of ANB, neither proposal will be adopted.

                                                        / SEE REVERSE SIDE /

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                           *  FOLD AND DETACH HERE  *

                                 ANNUAL MEETING
                                       OF
                            ANB FINANCIAL CORPORATION

                           ________, ________ __, 1996
                             Tri-Cities Country Club
                                    1:00 p.m.
                                  314 Underwood
                          Kennewick, Washington  99336


* Your vote is important to us. Please detach the above proxy, sign the card and insert it in the enclosed envelope at your earliest convenience.

* If you intend to attend the meeting, please place an "X" in the appropriate box on the above proxy card.

     /X/  Please mark your
          vote as in this
          example.


  1.   Approval of the Agreement and Plan      FOR      AGAINST    ABSTAIN
       of Merger dated as of February 26,      /_/      /_/        /_/
       1996, relating to the acquisition of
       ANB by First Hawaiian, Inc. and the
       merger of ANB Acquisition
       Corporation, a wholly-owned
       subsidiary of First Hawaiian, Inc.,
       with and into ANB.

       I plan to attend the                    Yes       No
       Annual Meeting                          /_/       /_/

  2.   Approval of the election of Craig D.    FOR      AGAINST    ABSTAIN
       Eerkes, Harvey Faurholt and Ron         /_/      /_/        /_/
       Grant to the Board of Directors of
       ANB, each for a three-year term
       expiring in 1999.

          (Note: To withhold authority to vote for any individual nominee, cross out that nominee's name appearing above)

NOTE: Your signature should appear as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date and return the proxy card promptly using the enclosed envelope.

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                                      Signature(s)                    Date


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                              FOLD AND DETACH HERE


                      IMPORTANT:  PLEASE VOTE AND SIGN YOUR
                  PROXY AND RETURN IT IN THE ENVELOPE PROVIDED